Consent of Independent Registered Public Accounting Firm

The Board of Directors

KWESST Micro Systems Inc.

We consent to the use of our report dated January 17, 2024, except for Note 1(b) as to which the date is October 25, 2024, on the consolidated financial statements of KWESST Micro Systems Inc. (the "Company") which compromise the consolidated statement of financial position as of September 30, 2023, consolidated statements of net loss and comprehensive loss, shareholders' equity (deficit), and cash flows for each of the years in the two-year period ended September 30, 2023, and the related notes, included in the Annual Report on Form 20-F of the Company for the fiscal year ended September 30, 2024.

We also consent to the incorporation by reference of such report in the Registration Statements on Form F-3 (File Nos. 333-277196, 333-281960 and 333-283343) of the Company.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statements.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

December 27, 2024

Ottawa, ON Canada